EXHIBIT 10.2

                              AMENDMENT NO. 1 TO
                        SECURITIES PURCHASE AGREEMENT

            AMENDMENT NO. 1 TO SECURITIES PURCHASE AGREEMENT, dated as of June 16, 1997 (this "Consent and Amendment"), among Castle Dental Centers, Inc. (the "Company"), Jack H. Castle, D.D.S., P.C. ("New PC") and each of the Investors named on the signature pages hereto (the "Investors"). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Securities Purchase Agreement, dated as of December 18, 1995, among the Company, New PC, Old PC and the Investors, as amended by the Waiver and Amendment, dated as of May 31, 1996, among the Company, New PC, Old PC and the Investors (as amended, the "Original Purchase Agreement").

                                   RECITALS

            WHEREAS, pursuant to the terms and conditions set forth in this Consent and Amendment, the Company desires to increase the amount of the loans made to the Company by the Investors under the Senior Subordinated Notes by amending and rearranging the obligations of the Company under the documents and agreements creating the obligations under the Senior Subordinated Notes, including the Original Purchase Agreement and the other Related Documents;

            WHEREAS, the Company has requested that the Investors consent to certain amendments to, and rearrangements of, the Original Purchase Agreement in order to increase the amount of, and rearrange the obligations under, the Senior Subordinated Notes and the documents and agreements creating the obligations thereunder, including the Original Purchase Agreement and the other Related Documents;

            WHEREAS, pursuant to the terms and conditions set forth in this Consent and Amendment, the Investors desire to increase the amount of the loans made to the Company by the Investors and to purchase certain securities of the Company;

            WHEREAS, pursuant to paragraph 13C of the Original Purchase Agreement, the matters to be consented to herein require the consent of the holders of a majority of the aggregate unpaid principal amount of the Senior Subordinated Notes; and

            WHEREAS, the holders of all of the Senior Subordinated Notes outstanding on the date hereof are willing to consent to the matters set forth herein on the terms and conditions specified herein;

            NOW, THEREFORE, in consideration of the foregoing and of the mutual agreements contained herein, the parties hereto agree as follows:

            I. VALIDITY OF ORIGINAL PURCHASE AGREEMENT. The Original Purchase Agreement shall remain in full force and effect except as the provisions thereof are specifically modified herein. Other than references to "Securities", "Senior Subordinated Notes", "Convertible Preferred Stock", "Closing" or "Closing Date" in Sections 1, 2, 3, 4 and 5 and paragraphs 6B and 10Y of the Original Purchase Agreement which shall not be modified by this Consent and Amendment, references in the Original Purchase Agreement to (i) "this Agreement" shall be deemed to refer to such Agreement as amended by this Consent and Amendment, (ii) the other Related Documents shall be deemed to refer to such Agreements as amended by the Amended Related Documents (as defined below), (iii) "Securities" shall be deemed to include the New Securities, (iv) "Senior Subordinated Notes" shall be deemed to include the New Senior Subordinated Notes, (v) "Convertible Preferred Stock" shall be deemed to include the Series C Preferred (as defined below) and (vi) "Closing" or "Closing Date" shall be deemed to include the Closing or Closing Date, as applicable, under this Consent and Amendment. Notwithstanding anything to the contrary in this Consent and Amendment, all provisions hereof remain subject to the subordination and other provisions of Section 8 of the Original Purchase Agreement.

            II. CONSENT. Pursuant to paragraph 13C of the Original Purchase Agreement and subject to the terms and conditions contained herein, the holders of all of the Senior Subordinated Notes outstanding on the date hereof hereby consent, effective on the date when the conditions set forth in Section V below shall have been satisfied, to the amendments to the Original Purchase Agreement effected hereby and to the amendments to the other Related Documents effected by the Amended Related Documents.

            III.  AMENDMENTS AND SUPPLEMENTS.

            1. AUTHORIZATION OF ISSUE OF SECURITIES. Section 1 of the Original Purchase Agreement is hereby amended and supplemented by adding the following paragraphs to the end thereof:

            "1A-1. NEW SENIOR SUBORDINATED NOTES. In addition to the Senior Subordinated Notes, the Company will authorize the issuance, sale and delivery to the Investors of new senior subordinated notes ("NEW SENIOR SUBORDINATED NOTES" and individually called a "NEW SENIOR SUBORDINATED NOTE") in the aggregate principal amount of $2,000,000, to be dated the date of issue thereof, to mature (subject to Section 4 hereof) January 31, 1998 and to bear interest on the unpaid balances thereof from the date thereof at the rate of 12% per annum until the principal thereof shall become due and payable. Upon the occurrence and during the continuation of any payment default (other than a payment default in respect of any Installment) under paragraph 9A(i) or paragraph 9A(ii), the rate of interest under this Senior Subordinated Note shall be increased to a rate per annum from time to time equal to the lower of (a) 16% and (b) the maximum rate, if any, permitted by applicable law, compounded quarterly. Such New Senior Subordinated Notes shall be substantially in the form of Exhibit A attached to Amendment No. 1 hereto. Interest will be payable monthly in arrears in cash on the last day of each month in each year, commencing on June 30, 1997. The New Senior Subordinated Notes shall bear a legend on their face, indicating that the New Senior Subordinated Notes have been issued with original issue discount and the name and address of the Company's representative who, upon the request of a holder, can supply information about such original issue discount.

            1B-1. CONVERTIBLE PREFERRED STOCK. The Company will also authorize the issuance, sale and delivery to the Investors of 485,382 shares of its Series C Convertible Preferred Stock, par value $.001 per share (herein called the "SERIES C PREFERRED", and the New Senior Subordinated Notes and the Series C Preferred shall be referred to herein collectively as the "NEW SECURITIES"). The powers, designations, preferences and relative participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the Series C Preferred are set forth in the Certificate of Designation of the Series C Preferred in the form of Exhibit B-1 attached to Amendment No. 1 hereto (the "CERTIFICATE OF DESIGNATION")."

            2. PAYMENTS AND PREPAYMENTS OF THE NEW SENIOR SUBORDINATED NOTES.
Section 4 of the Original Purchase Agreement is hereby amended and supplemented by adding the following paragraphs to the end thereof:

            "4A-1. GENERAL. The New Senior Subordinated Notes shall be subject to mandatory payments as specified in paragraph 4B-1 and to the optional prepayments under the circumstances set forth in paragraphs 4C-1 and 4D-1. No partial prepayment of the New Senior Subordinated Notes pursuant to paragraph 4D-1 shall relieve the Company of its obligations to make any of the required prepayments pursuant to paragraph 4B-1.

            4B-1. MANDATORY PAYMENTS AND PREPAYMENTS OF THE NEW SENIOR SUBORDINATED NOTES. (a) On January 31, 1998, the principal amount of the New Senior Subordinated Notes then outstanding, together with all accrued and unpaid interest thereon to and including such date, shall become immediately due and payable by the Company and shall be paid by the Company to the Investors.

            (b) If the Company or any Subsidiary shall issue any Debt (as defined in the Bank Debt Agreement), other than Debt permitted by Section 9.01 of the Bank Debt Agreement, or any public or private offering pursuant to which the Company or any of its Subsidiaries sells its equity securities (the issuance of such Debt or such public or private offering is hereinafter referred to as a "REFINANCING"), 100% of the Net Cash Proceeds (as defined in the Bank Debt Agreement) thereof shall on the first Business Day after receipt be applied:

                  (i) unless a Default specified in Section 10.01(a) of the Bank Debt Agreement has occurred and is continuing and unless such Default would not be cured by the Refinancing, to the outstanding principal and accrued interest owing on the Revolving Credit Loan (as defined in the Bank Debt Agreement), Advancing Term Loan (as defined in the Bank Debt Agreement) and the New Senior Subordinated Notes on a pro rata basis in proportion to the unpaid principal amounts of the New Senior Subordinated Notes on the one hand and the Revolving Credit Loans and Advancing Term Loan on the other hand, and after such loans have been paid in full to the principal and accrued interest owing on the Term Loan (as defined in the Bank Debt Agreement); and

                  (ii) if a Default specified in Section 10.01(a) of the Bank Debt Agreement exists and is continuing and such Default would not be cured by the Refinancing, first to Indebtedness owing to the lender under the Bank Debt Agreement, second to Indebtedness owing under the New Senior Subordinated Notes and after such Indebtedness has been paid in full to such other Debt or uses as Borrower may direct.

No later than 30 days prior to any such public or private securities offering or financing, the Company shall provide written notice to the holders of the New Senior Subordinated Notes setting forth estimates of the proceeds the Company will receive therefrom.

            4C-1. PREPAYMENTS OF THE NEW SENIOR SUBORDINATED NOTES UPON A CHANGE OF CONTROL. Upon a Change of Control the principal amount of the New Senior Subordinated Notes outstanding, together with all accrued and unpaid interest thereon to the Repayment Date shall become due and payable on the Repayment Date and shall be paid by the Company to the holders of the New Senior Subordinated Notes. Upon the occurrence of a Change of Control, or the Company acquiring knowledge of a pending Change of Control, the notice furnished to each holder of New Senior Subordinated Notes under paragraph 6N shall (i) refer specifically to paragraph 4C-1, (ii) state that the Company will prepay the principal amount of all of the New Senior Subordinated Notes outstanding held by each holder of New Senior Subordinated Notes, together with all accrued and unpaid interest to the date of prepayment and (iii) indicate that the Company will prepay the New Senior Subordinated Notes as provided in clause (ii) above simultaneously with such Change of Control (the "REPAYMENT DATE"). If a proposed Change of Control shall not occur, (i) the Company shall have no obligation under this paragraph 4C-1 to prepay any New Senior Subordinated Notes notwithstanding the fact that the notice required pursuant to Section 6N had previously been delivered in connection with such proposed Change of Control, (ii) the obligations of the Company under this paragraph 4C-1 shall not be affected with respect to any subsequent Change of Control, and (iii) if any holder of Series C Preferred shall have converted all or any shares of Series C Preferred after receiving the notice referred to in this paragraph 4C-1, the Company shall be required, at the election of such holder, to issue new shares of Senior C Preferred in exchange for the Common Stock issued upon conversion of such shares of Series C Preferred.

            4D-1. OPTIONAL PREPAYMENTS OF THE NEW SENIOR SUBORDINATED NOTES. The New Senior Subordinated Notes shall be subject to prepayment, in whole or in part, at the option of the Company at any time and from time to time at a price equal to (x) the outstanding principal amount of the New Senior Subordinated Notes to be prepaid PLUS (y) all accrued and unpaid interest thereon up to and including the date of prepayment.

            4E-1. NOTICE OF PREPAYMENTS. In the event of prepayment pursuant to paragraph 4D-1, written notice of such prepayment shall be given by the Company by first-class, certified mail, return receipt requested, postage prepaid to the holders of New Senior Subordinated Notes at their respective addresses as the same appear on the records of the Company, 30 days prior to the prepayment date, specifying the prepayment date, the principal amount of the New Senior Subordinated Notes to be prepaid on such date and that such prepayment is to be made pursuant to paragraph 4D-1. Notice of prepayment having been given as aforesaid, the principal amount of the New Senior Subordinated Notes specified in such notice, together with interest thereon to the prepayment date, shall become due and payable on such prepayment date.

            4F-1. MANDATORY PAYMENTS AND PARTIAL PREPAYMENTS PRO RATA. If there is more than one holder of the New Senior Subordinated Notes, the aggregate principal amount of each partial prepayment of the New Senior Subordinated Notes shall be allocated among the holders of the New Senior Subordinated Notes at the time outstanding in proportion to the unpaid principal amounts of the New Senior Subordinated Notes respectively held by each such holder. For purposes of allocation pursuant to this paragraph 4F-1 only, each New Senior Subordinated Note (to the extent possible) shall be rounded to the nearest $1,000."

            3. REQUIRED REDEMPTION AND OPTIONAL REDEMPTION OF THE SERIES C PREFERRED. Section 5 of the Original Purchase Agreement is hereby amended and supplemented by adding the following paragraphs to the end thereof:

            "5A-1. OPTION OF HOLDERS TO PUT SERIES C PREFERRED UPON A CHANGE OF CONTROL. Upon the occurrence of a Change of Control, any holder of shares of Series C Preferred shall have the right upon written notice as hereinafter provided in paragraph 5B-1 to require the Company to redeem at the Option Closing (as hereinafter defined), and the Company agrees to so purchase out of funds legally available therefor, all or any of the shares of Series C Preferred. The redemption price for such shares of Series C Preferred shall be paid by certified check at the Option Closing or by wire transfer of immediately available funds denominated in U.S. dollars to one or more accounts designated by the holders of such shares of Series C Preferred to the Company prior to the Option Closing in an amount equal to the greater of (i) the Fair Market Value at the time of the Change of Control Notice of the Common Stock into which such shares of Series C Preferred are then convertible; (ii) the change of control value of the Common Stock into which such shares of Series C Preferred are convertible determined by applying to such Common Stock the valuation derived from the purchase price (giving effect to any and all consideration) paid by the acquiring Person or Persons in the Change of Control; and (iii) $600,000.

            5B-1. EXERCISE OF THE CHANGE OF CONTROL PUT OPTION. Upon the occurrence of a Change of Control, or the Company acquiring knowledge of a pending Change of Control, the notice furnished to each holder of New Securities under clause (iv) of paragraph 6N (the "CHANGE OF CONTROL NOTICE") shall (i) refer specifically to this paragraph 5B-1, (ii) state that the Company may be required to redeem all of the outstanding shares of Series C Preferred, (iii) contain the Company's calculation of the redemption price for the shares of Series C Preferred to be redeemed (including a detail of the Fair Market Value of the Common Stock at the time of the Change of Control Notice), (iv) indicate that the Company will redeem the shares of Series C Preferred as provided in clause (ii) above at the Option Closing upon written notice of the exercise of an option by a holder of shares of Series C Preferred, (v) indicate that a closing (the "OPTION CLOSING") for such purchase and sale shall take place on a date specified in the notice, which date shall be a date occurring not earlier than 30 days nor more than 60 days after the date on which the notice is delivered, (vi) indicate where the Option Closing shall take place and (vii) be delivered by certified mail return receipt requested. A holder of shares of Series C Preferred shall furnish written notice to the Company of the exercise of an option pursuant to paragraph 5B-1 within at least 10 days prior to the Option Closing. At the Option Closing, the Company shall pay the redemption price for the securities being redeemed determined as described above against delivery of the securities being purchased. No waiver by a holder of any shares of Series C Preferred of its right under this paragraph 5B-1 to require the redemption of any or all of the shares of Series C Preferred held by such holder in respect of a Change of Control shall affect the rights of such holder under this paragraph 5B-1 in respect of any subsequent Change of Control.

            5C-1. PUT OPTION OF HOLDERS OF SHARES OF SERIES C PREFERRED UPON THE ABSENCE OF A LIQUID SECONDARY MARKET. If at any time after June 5, 2002, there is no Liquid Secondary Market, any holder of shares of Series C Preferred shall have the right (the "PUT RIGHT") upon delivery of a Put Notice (as hereinafter defined in paragraph 5D-1), to require the Company to redeem at the Put Option Closing (as hereinafter defined in paragraph 5D-1), and the Company agrees to so purchase out of funds legally available therefor, all or any of the shares of Series C Preferred. The redemption price for the shares of Series C Preferred shall be paid at the Put Option Closing by certified check or by wire transfer of immediately available funds denominated in U.S. dollars to one or more accounts designated by the holders of the shares of Series C Preferred to the Company prior to the Put Option Closing in an amount equal to the Fair Market Value at the time of the Put Notice relating to the Common Stock into which the shares of Series C Preferred subject to the Put Right are convertible. The redemption price for the Series C Preferred shall bear interest on the unpaid balances thereof at the rate of 12% per annum from and after the Put Option Closing until the balance thereof shall have been paid in full.

            5D-1. EXERCISE OF THE PUT OPTION. To exercise its Put Right, any holder of shares of Series C Preferred shall deliver to the Company a written notice (the "PUT NOTICE") which shall (i) refer specifically to this paragraph 5D-1, (ii) state the number of shares of Series C Preferred held by such holder that the Company is required to redeem, (iii) contain such holder's request that the Company determine the Fair Market Value at the time of the Put Notice of the Common Stock into which the shares of Series C Preferred are convertible, (iv) indicate that a closing (the "PUT OPTION CLOSING") for such redemption shall take place on a date specified in the notice, which date shall be a date occurring not earlier than 45 days nor more than 60 days after the date on which the notice is delivered, (v) indicate where the Put Option Closing shall take place and (vi) be delivered by certified mail return receipt requested. The Company covenants that it will promptly (and in any event no later than 25 days after receipt of the Put Notice) determine, and notify in writing the holders of shares of Series C Preferred who have delivered a Put Notice of the Fair Market Value at the time of the Put Notice of the Common Stock in accordance with paragraph 5E-1 below; PROVIDED, HOWEVER, that in the event that any holder of shares of Series C Preferred exercises its right to refer the question of valuation to an investment banking firm, the Put Option Closing shall take place on the later of (1) the date specified in the Put Notice and (2) 5 Business Days after the determination of the Fair Market Value has been completed in accordance with paragraph 5E-1 below. At the Put Option Closing, the Company shall pay the redemption price for the securities being purchased determined as described in paragraph 5E-1 below against delivery of the securities being redeemed.

            5E-1. FAIR MARKET VALUE The term "FAIR MARKET VALUE" means the value (which shall not take into effect any minority discounts) of the Common Stock as determined by the price per share of such Common Stock which the Company could obtain from a willing buyer (not a current employee, officer, consultant or director or any Affiliate of any such Person) for such shares sold by the Company, as determined in good faith by the Board of Directors of the Company; PROVIDED, HOWEVER, that if (i) the Investors' nominee on the Board of Directors of the Company has not affirmatively voted in favor of such determination made by the Board of Directors of the Company, or (ii) there is no such nominee, the Investors may refer the question of valuation (which shall not take into effect any minority discounts) for final settlement to a nationally recognized investment banking firm designated by the Investors and reasonably acceptable to the Company; and provided, further, that if the parties cannot agree on such a firm, each party shall choose a nationally recognized investment banking firm, which shall choose a third firm which shall be nationally recognized and that third firm shall determine the Fair Market Value, which determination shall be final and binding. The cost relating to retaining any investment banking firm(s) pursuant to this paragraph 5E-1 shall be borne by the Company.

            5F-1. OPTIONAL REDEMPTION OF THE SERIES C PREFERRED. (a) Subject to the rights of holders of shares of Series C Preferred to convert such shares of Series C Preferred pursuant to the provisions of the Certificate of Designation and the rights of holders of shares of Series C Preferred to put such shares of Series C Preferred pursuant to paragraphs 5A-1 or 5C-1 hereof, the shares of Series C Preferred shall be subject to redemption at the Company's option, in whole but not in part, at any time on or after a Qualifying Public Offering of Common Stock.

            (b) The redemption price for the shares of Series C Preferred shall be payable immediately upon redemption, by certified or bank cashier's check, and shall be $.001 (subject to appropriate adjustments for stock splits, combinations, recapitalizations, stock dividends and similar events) multiplied by the number of shares of Common Stock issuable upon conversion of the shares of Series C Preferred so redeemed.

            5G-1. NOTICE OF REDEMPTION. The Company shall give each holder of shares of Series C Preferred written notice of the redemption pursuant to paragraph 5G-1 not less than 60 days prior to the redemption date, specifying such redemption date, that all of the outstanding shares of Series C Preferred are to be redeemed on such date and that such redemption is to be made pursuant to paragraph 5G-1. Such notice shall be accompanied by an Officer's Certificate stating that the applicable conditions set forth in paragraph 5G-1 have been fulfilled. Notice of redemption having been given as aforesaid, the redemption amount due in respect of all of the shares of Series C Preferred and as calculated in paragraph 5G-1(b), shall become due and payable on such redemption date unless the holder of such shares of Series C Preferred (i) shall have converted such shares of Series C Preferred, in whole or in part, prior to such redemption date pursuant to the terms of the Certificate of Designation, (ii) shall have put such shares of the Series C Preferred, in whole or in part, pursuant to paragraph 5A-1 or 5C-1 or (iii) unless the filing by the Company of a registration statement under the Securities Act relating to the Common Stock obtainable upon conversion of the shares of Series C Preferred shall have been requested by a holder thereof (either before or after receipt of such notice) pursuant to the Registration Rights Agreement, in which case the redemption shall be effected 30 days after the declaration of effectiveness of such registration statement by the Commission. Should the shares of Series C Preferred not be redeemed on such redemption date due to the Company's failure to perform its obligations under this paragraph 5G-1, such redemption may be effected only after compliance with the provisions of this Section 5 from and after such redemption date."

            4. AFFIRMATIVE COVENANTS. Section 6 of the Original Purchase Agreement is hereby amended and supplemented by adding the following paragraph to the end thereof:

            "6B-1. USE OF PROCEEDS. The proceeds of the sale of the New Securities shall be used (i) for general working capital purposes and (ii) to fund the option payments required to be made under the Option Agreement for the Purchase and Sale of Businesses of Southwest Dental Associates, L.C. among Castle Dental Centers of Texas, Inc., the Company, John Goodman, D.D.S., Harold Simpson, Jr. and New PC."

            5. NEGATIVE COVENANTS. Section 7 of the Original Purchase Agreement is hereby amended and supplemented by amending paragraphs 7B and 7P thereof in their entirety to read as follows:

            "7B. RESTRICTIONS ON INDEBTEDNESS AND REPAYMENT OF INDEBTEDNESS. Each of Castle PC and the Company covenants that it will not incur, create, assume or suffer to exist any Indebtedness or permit any of its Subsidiaries to do any of the foregoing, other than the following:

                  (i) Senior Debt;

                  (ii) Indebtedness represented by the Senior Subordinated Notes and this Agreement;

                  (iii) Indebtedness of the Company which by its terms is
            subordinated to the Senior Subordinated Notes, provided that no such Indebtedness is guaranteed or incurred by any Subsidiary of the Company; and

                  (iv) Indebtedness secured by Liens permitted pursuant to
            paragraph 7C.

            In addition, each of Castle PC and the Company covenants that it will not, and will not permit any Subsidiary to, prepay any Indebtedness junior to, or pari-passu with, the Senior Subordinated Notes; PROVIDED, HOWEVER, that the Company may (i) prepay Indebtedness that is pari-passu with the Senior Subordinated Notes if the Senior Subordinated Notes are prepaid pro-rata with such pari-passu Indebtedness and (ii) make payments under the Deferred Compensation Agreement in accordance with the terms thereof."

            "7P. COMPENSATION ARRANGEMENTS Except as set forth on Schedule 7P attached to Amendment No. 1 hereto, each of Castle PC and the Company covenants that it will not, and will not permit any of its Subsidiaries to, make compensation payments (whether in the form of salaries, consulting fees, bonuses, commissions or other supplemental compensation) to any executive officer of the Company or any Subsidiary."

            6. PAYMENT OF INTEREST. Until the earlier to occur of (a) a Refinancing or (b) Final Maturity Date (as defined in the Bank Debt Agreement), the Investors hereby agree that in lieu of the cash payment of interest on the Senior Subordinated Notes (excluding for this purpose the New Senior Subordinated Notes), the Investors will accept non-cash consideration equivalent in value, as determined by the mutual agreement of the parties hereto, to the cash interest payments otherwise due on the Senior Subordinated Notes (excluding for this purpose the New Senior Subordinated Notes).

            7. SUBORDINATION. Section 8A of the Original Agreement is hereby amended and restated in its entirety to read as follows:

            "8A. SUBORDINATED DEBT SUBORDINATE TO SENIOR DEBT. The Senior Subordinated Notes, the Interest Notes and payments in respect of the redemption of the Convertible Preferred Stock shall be junior and subordinate to all Senior Debt (as defined in Section 12) to the extent and in the manner provided in this
Section 8 and each holder of a Senior Subordinated Note, by its acceptance thereof, agrees to be bound by the provisions of this Section 8. The Senior Subordinated Notes, the Interest Notes and payments in respect of the redemption of the Convertible Preferred Stock shall not be junior or subordinate to any Indebtedness of the Company other than the Senior Debt. For purposes hereof, Indebtedness evidenced by the Senior Subordinated Notes, the Interest Notes, including any refinancing, extension or modification thereof, and payments in respect of the redemption of the Convertible Preferred Stock shall constitute "SUBORDINATED DEBT"."

            8. LEGEND. The certificates evidencing the Convertible Preferred Stock shall bear the legend set forth below.

      "PAYMENTS IN RESPECT OF THE REDEMPTION OF THE CONVERTIBLE PREFERRED STOCK ARE SUBORDINATED TO OTHER INDEBTEDNESS PURSUANT TO, AND TO THE EXTENT PROVIDED IN, AND ARE OTHERWISE SUBJECT TO THE TERMS OF SECTION 8 OF THAT CERTAIN SECURITIES PURCHASE AGREEMENT DATED AS OF DECEMBER 18, 1995 (AS AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME PURSUANT TO THE TERMS THEREOF), BETWEEN CASTLE DENTAL CENTERS, INC. AND THE INVESTORS NAMED ON THE SIGNATURE PAGES THEREOF."

            IV.   PURCHASE AND SALE OF SECURITIES.

            (a) PURCHASE AND SALE. The Company hereby agrees to sell to the Investors and, subject to the terms and conditions herein set forth, the Investors severally agree to purchase from the Company, the securities set forth opposite the name of each of the Investors on the Signature pages hereof. The parties hereby agree that (a) the aggregate purchase price for the New Senior Subordinated Notes is $1,999,514.62 and (b) the aggregate purchase price for the Series C Preferred is $485.38.

            (b) CLOSING. The purchase and delivery of the New Securities to be purchased by the Investors shall take place at a closing (the "CLOSING") at the offices of Willkie Farr & Gallagher, One Citicorp Center, 153 East 53rd Street, New York, New York 10022, at 10:00 a.m., local time, on June 16, 1997 (or at such other time and place or on such other Business Day thereafter as the parties hereto shall agree) (herein called the "CLOSING DATE"). On the Closing Date, the Company will deliver the New Securities to be purchased by the Investors payable to or registered in the names of the Investors and/or the Investors' nominees or other designees specified on the signatures pages hereof in the amounts set forth opposite the name of the Investors on the signature pages hereof, against receipt of the purchase price therefor by wire transfer to NationsBank Texas, Houston, Texas, ABA #: 111000025, Account #: 2664811824,
Reference: Castle Dental Centers, Inc. If at the Closing, the Company shall, in breach of this Agreement, fail to tender to the Investors any of the New Securities to be purchased by them or if any of the conditions specified in
Section V hereof shall not have been satisfied or waived by the Investors, the Investors shall, at their election, be relieved of all further obligations under this Agreement without thereby waiving any other rights they may have by reason of such failure or such non-fulfillment. Notwithstanding anything to the contrary, the obligation of the Company to deliver any New Securities to any Investor at the Closing shall be conditioned on its concurrent receipt of the purchase price of all of the New Securities from the Investors.

            V. CONDITIONS TO EFFECTIVENESS OF CONSENT AND AMENDMENT. The effectiveness of the consent of the Investors provided for in Section II hereof, the amendments and supplements provided for in Section III hereof, and the waiver provided for in Section VII hereof and the Investors' obligation to purchase and pay for the New Securities to be purchased by them hereunder is subject to the satisfaction, on or before the Closing Date, of all of the following conditions:

            (a) OPINION OF COUNSEL TO THE COMPANY AND CASTLE PC. The Investors shall have received from Bracewell & Patterson, L.L.P., counsel to the Company and Castle PC, a legal opinion addressed to the Investors and dated the Closing Date, substantially in the form of Exhibit C attached hereto. Such opinion shall also cover such other matters incident to the matters herein contemplated as the Investors may reasonably request, including the form of all papers and the validity of all proceedings.

            (b) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties contained in Section 10 of the Original Purchase Agreement, as amended hereby and those otherwise made in writing by or on behalf of the Company or Castle PC and contained in any document, certificate or other written statement provided to the Investors, in connection with the transactions contemplated by this Consent and Amendment shall be true and correct in all material respects when made and on and as of the Closing Date, except to the extent of changes caused by the transactions herein contemplated; all of the covenants and obligations of the Company hereunder or under the Original Purchase Agreement, as amended hereby to be performed or observed on or prior to the Closing shall have been duly performed or observed; there shall exist on the Closing Date and after giving effect to such transactions no Default or Event of Default; and the Company and Castle PC shall have delivered to the Investors an Officer's Certificate, dated the Closing Date, to the foregoing effects.

            (c) ARTICLES OF INCORPORATION AND BY-LAWS. The Company shall have amended the Certificate of Incorporation to effect the amendments set forth on Exhibit B-2 hereto. The Investors shall have received certificates, dated the Closing Date, of the Secretary of the Company attaching (i) true and complete copies of the Certificate of Incorporation of the Company as filed with the appropriate state officials of its jurisdiction of incorporation with all amendments thereto, (ii) true and complete copies of the By-laws of the Company in effect as of such date, (iii) certificates of good standing of the appropriate officials of the jurisdiction of incorporation of the Company, (iv) resolutions of the Board of Directors of the Company authorizing (a) the execution, delivery and performance of the Amended Related Documents, (b) the issuance and delivery of the New Securities and (c) the reservation for issuance of a sufficient number of shares of Common Stock into which the Series C Preferred may be exercised to permit such exercise, (v) resolutions of the Board of Directors of Castle PC authorizing the execution, delivery and performance of the Amended Related Documents to which it is a party, and (vi) certificate as to the incumbency of the officers of the Company and Castle PC executing this Agreement or any other Amended Related Documents.

            (d) PURCHASE PERMITTED BY APPLICABLE LAWS. The purchase of and payment for the New Securities shall not be prohibited by any applicable law or governmental regulation (including, without limitation, Regulations G, T and X of the Board of Governors of the Federal Reserve System) and shall not subject the Investors to any tax, penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation, and the Investors shall have received such certificates or other evidence as they may request to establish compliance with this condition.

            (e) SECURITYHOLDERS AGREEMENT. The Investors shall have received a fully executed counterpart of the Amended and Restated Securityholders Agreement in substantially the form of Exhibit D hereto (the "Amended Securityholders Agreement") and such Agreement shall be in full force and effect and no term or condition thereof shall have been amended, modified or waived.

            (f) REGISTRATION RIGHTS AGREEMENT. The Investors shall have received a fully executed counterpart of the Amended and Restated Registration Rights Agreement in substantially the form of Exhibit E hereto (the "Amended Registration Rights Agreement" and, collectively with the Amended Securityholders Agreement, the Certificate of Incorporation, as amended by the Certificate of Designation, and the Original Purchase Agreement, as amended hereby, the "Amended Related Documents") and such Agreement shall be in full force and effect and no term or condition thereof shall have been amended, modified or waived.

            (g) COMPLIANCE WITH SECURITIES LAWS. The offering and sale of the New Securities under this Consent and Amendment shall have complied with all applicable requirements of federal and state securities laws, and the Investors shall have received evidence of such compliance in form and substance satisfactory to them.

            (h) PROCEEDINGS. All required corporate and other proceedings taken or required to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investors and their counsel, and the Investors and their counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

            (i) NO ADVERSE U.S. LEGISLATION, ACTION OR DECISION. No legislation, order, rule, ruling or regulation shall have been enacted or made by or on behalf of any governmental body, department or agency of the United States, nor shall any legislation have been introduced and favorably reported for passage to either House of Congress by any committee of either such House to which such legislation has been referred for consideration, nor shall any decision of any court of competent jurisdiction within the United States have been rendered which, in the Investors' reasonable judgment, would materially and adversely affect their investment in the New Securities. There shall be no action, suit, investigation or proceeding, pending or threatened, against or affecting the Company, its Subsidiaries or any of their respective properties or rights, or any of their respective affiliates, associates, officers or directors, before any court, arbitrator or administrative or governmental body which (i) seeks to restrain, enjoin, prevent the consummation of or otherwise affect the transactions contemplated by any of the Amended Related Documents or (ii) questions the validity or legality of any such transaction or seeks to recover damages or to obtain other relief in connection with any such transaction, and there shall be no valid basis for any such action, proceeding or investigation.

            (j) APPROVAL AND CONSENTS. The Company and Castle PC shall have duly received all authorizations, consents, approvals, licenses, franchises, permits and certificates by or of all federal, state and local governmental authorities necessary or advisable for the issuance of the New Securities and the consummation of the transactions contemplated hereby and by the Amended Related Documents, and all thereof shall be in full force and effect at the time of the Closing. The Company and Castle PC shall have delivered to the Investors an Officer's Certificate, dated the Closing Date, to such effect.

            (k) MATERIAL CHANGES. Since December 31, 1996 there shall not have been any changes in the business of the Company or any of its Subsidiaries which have or could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, nor shall there have been any development or discovery or any material contingency or other liability which could have such effect. There shall exist no defaults under the provisions of any instrument evidencing Indebtedness of the Company or any of its Subsidiaries and the Company and Castle PC shall have delivered to the Investors an Officer's Certificate, dated the Closing Date, to such effect.

            (l) USE OF PROCEEDS. The Investors shall have received evidence in form and substance reasonably satisfactory to them with respect to the use of proceeds by the Company in accordance with paragraph 6B-1.

            (m) BANK DEBT AGREEMENT. The Company and the other parties to the Bank Debt Agreement shall have entered into the Second Amendment and Supplement to Amended and Restated Credit Agreement ("Amendment No. 2"), dated as of the date hereof, in the form of Exhibit F hereto, which amendment shall include a consent to the transactions contemplated by the Amended Related Documents satisfactory in form and substance to the Investors. All of the conditions precedent to the execution, delivery and performance of Amendment No. 2 to the Bank Debt Agreement shall have been satisfied or waived in writing by the Bank and the Bank Debt Agreement, as so amended, shall be in full force and effect. The Investors shall have received (i) a copy of any waiver referred to in this clause (m) and (ii) an Officer's Certificate, dated the Closing Date, to the effect that no default or event of default exists under the Bank Debt Agreement.

            (n) CERTIFICATE OF DESIGNATION. The Certificate of Designation shall have been filed with the Secretary of State of the State of Delaware and the Investors shall have received a certificate, dated the Closing Date, of the Secretary of the Company attaching a true and complete copy of the Certificate of Incorporation as filed with the Secretary of State of the State of Delaware.

            (o) PAYMENT OF FEES. The Company shall have paid the fees, expenses and disbursements of the special counsel of the Investors which are reflected in statements of such counsel rendered prior to or on the Effective Date; and thereafter the Company will pay, promptly upon receipt of any supplemental statements therefor from time to time, additional fees, if any, and disbursements of such special counsel in connection with the transactions hereby contemplated (including disbursements that are unposted as of the Effective
Date).

            VI. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND CASTLE PC. Each of the Company and Castle PC represents and warrants to each Investor that the representations and warranties of the Company and Castle PC contained in the Original Purchase Agreement are true and correct as of the date hereof except that:

            (a) Paragraph 10B of the Original Purchase Agreement is hereby amended and restated in its entirety to read as follows:

            "10B FINANCIAL STATEMENTS. The Company has furnished the Investors with (a) the audited balance sheet of the Company and its Subsidiaries as of December 31, 1996, together with the related statements of income, changes in stockholders' equity and cash flow of the Company and its Subsidiaries for such period, (b) the unaudited balance sheet of the Company and its Subsidiaries as of March 31, 1997, together with the related unaudited statements of income, changes in stockholders' equity and cash flow of the Company and its Subsidiaries, for such nine-month period (the "INTERIM FINANCIALS"). Such financial statements (including any related schedules and notes) have been prepared in accordance with GAAP consistently applied throughout the period or periods in question and show all material liabilities, direct or contingent, required to be shown in accordance with GAAP consistently applied throughout the period or periods in question and fairly present, in all material respects, the financial condition of the Company for the periods indicated therein, except for normal audit adjustments in the case of the Interim Financials. There has been no material adverse change in the business, condition (financial or other), assets, properties, rights, operations or prospects of the Company and its Subsidiaries since December 31, 1996."

            (b) Paragraph 10C of the Original Purchase Agreement is hereby amended and restated in its entirety to read as follows:

            "10C CAPITAL STOCK AND RELATED MATTERS. As of the Closing Date, and after giving effect to the transactions contemplated hereby and pursuant to the Related Documents, (i) the authorized capital stock of the Company will consist of a total of 35,000,000 shares as follows: (a) 30,000,000 shares of Common Stock, par value $.001 per share, of which 4,663,992 shares are issued and outstanding, the ownership and the consideration paid for such shares is as set forth on Schedule 10C to Amendment No. 1 hereto and 1,397,238 shares of which are reserved for issuance upon conversion of the Series A Convertible Preferred Stock and 485,382 shares of which are reserved for issuance upon conversion of the Series C Convertible Preferred Stock and (b) 1,244,737 shares of Series A Convertible Preferred Stock, par value $.001 per share, of which 1,244,737 shares are issued and outstanding and 485,382 shares of Series C Convertible Preferred Stock, par value $.001 per share, of which 485,382 shares are issued and outstanding; (ii) all issued and outstanding shares shall have been duly and validly issued, fully paid and non-assessable; (iii) no shares of Common Stock or Series A or C Convertible Preferred Stock will be owned or held by or for the account of the Company or any of its Subsidiaries; (iv) except as set forth on
Schedule 10C to Amendment No. 1 hereto, neither the Company nor any of its Subsidiaries will have outstanding any securities convertible into or exchangeable for any shares of capital stock or any rights (either preemptive or other) to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any other character relating to the issuance of, any capital stock, or any stock or securities convertible into or exchangeable for any capital stock; (v) except as set forth on Schedule 10C to Amendment No. 1 hereto, neither the Company nor any of its Subsidiaries will be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or warrants or options to purchase shares of its capital stock; (vi) except as set forth on Schedule 10C to Amendment No. 1 hereto, neither the Company nor any of its Subsidiaries is a party to any agreement (other than this Agreement and the Securityholders Agreement) restricting the transfer of any shares of its capital stock; and (vii) neither the Company nor any of its Subsidiaries will have filed or be required to file, pursuant to Section 12 of the Exchange Act, a registration statement relating to any class of debt or equity securities as of the date hereof."

            (c) Paragraph 10E of the Original Purchase Agreement is hereby amended and restated in its entirety to read as follows:

            "10E. OUTSTANDING DEBT; DEFAULTS. Neither the Company nor any of its Subsidiaries (i) has outstanding Indebtedness, except as permitted by paragraph 7B, and there exist no material defaults under the provisions of any instrument evidencing such Indebtedness or of any agreement relating thereto, (ii) is in default under its Articles of Incorporation (as amended to date) or By-laws,
(iii) is in violation of or in default under or with respect to any indenture, mortgage, lease or any other contract or agreement to which it is a party or by which it or any of its property is bound or affected in any respect which could have a Material Adverse Effect, (iv) has any material debts, liabilities, obligations (whether absolute, accrued, contingent or otherwise) of any nature whatsoever other than (A) liabilities appearing on the financial statements, (B) liabilities incurred in the ordinary course of business since March 31, 1997,
(C) liabilities under contracts to which the Company is a party and which are listed on Schedule 10E to Amendment No. 1 hereto or which have an obligation thereunder of less than $10,000 and which were entered into in the ordinary course of business or (D) liabilities described on the other schedules hereto or
(v) is in material default with respect to any order, writ, injunction or decree of any court or any Federal, state, municipal or other domestic or foreign governmental department, commission, board, bureau, agency or instrumentality, and there exists no condition, event or act which constitutes, or which after notice, lapse of time, or both, would constitute, such a violation or default under any of the foregoing."

            (d) Paragraph 10S of the Original Purchase Agreement is hereby amended and restated in its entirety to read as follows:

            "10S. SUBSIDIARIES. The Subsidiaries set forth on Schedule 10S to Amendment No. 1 hereto are the only Subsidiaries of the Company. All the outstanding shares of stock of such Subsidiaries have been validly issued and are fully paid and non-assessable and are owned by the Company (or, in the case of Castle PC by Dr. Jack Castle) free and clear of any Lien or claim. Except as set forth in Schedule 10S to Amendment No. 1 hereto, no such Subsidiary has outstanding stock or securities convertible into or exchangeable or exercisable for any shares of capital stock, nor does it have outstanding any rights to subscribe for or to purchase, any options for the purchase of, any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any other character relating to the issuance of, any shares of capital stock or any securities convertible into or exchangeable or exercisable for any shares of capital stock."

            (e) Section 10 of the Original Purchase Agreement is hereby amended and supplemented to add the following paragraph to the end thereof:

            "10Y-1. SERIES C PREFERRED AND EQUITY OF THE COMPANY. As of the Closing Date, upon conversion of the Series C Preferred held by the Investors, the shares of Common Stock obtained through such exercise would represent in the aggregate 7% of the Fully Diluted Outstanding Shares."

            VII. WAIVER OF DEFAULTS. It is understood that immediately prior to the effectiveness of this Consent and Amendment the Company is not in compliance with respect to certain provisions of the Original Purchase Agreement. Upon the effectiveness of this Consent and Amendment, the Investors hereby waive for the periods up to the Closing Date of this Consent and Amendment but not after, any Defaults or Events of Default created by the aforesaid existing noncompliance. The foregoing waiver shall not be deemed to be a waiver by the Investors of any other covenant, condition or obligation on the part of the Company or any Subsidiary under the Original Purchase Agreement or this Consent and Amendment or any of the Related Documents or Amended Related Documents.

            VIII.  MISCELLANEOUS.

            (a) LIMITED EFFECT. This Consent and Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Purchase Agreement or any other Related Document.

            (b) GOVERNING LAW. THIS CONSENT AND AMENDMENT IS BEING DELIVERED IN THE STATE OF NEW YORK, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF SUCH STATE.

            (c) HEADINGS. The descriptive headings of the several sections of this Consent and Amendment are inserted for convenience only and do not constitute a part of this Consent and Amendment.

            (d) COUNTERPARTS. This Consent and Amendment may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Consent and Amendment to produce or account for more than one such counterpart.

            IN WITNESS WHEREOF, the parties hereto have caused this Consent and Amendment to be executed by their officers thereunto duly authorized as of the date first above written.

                             CASTLE DENTAL CENTERS, INC.

                             By:
                                       Name:
                                       Title:

                             JACK H. CASTLE, D.D.S., P.C.

                             By:
                                       Name:
                                       Title:

INVESTORS:

The foregoing Agreement is hereby accepted as of the date first above written.

DECLARATION OF TRUST
FOR DEFINED BENEFIT PLANS
OF ICI AMERICAN HOLDINGS INC.

c/o Pecks Management Partners Ltd.
One Rockefeller Plaza
New York, New York  10020
Attention:  Robert J. Cresci

By:   Pecks Management Partners Ltd.,
Its Investment Adviser

By:                                 Principal Amount of New Senior
Robert J. Cresci                    Subordinated Notes: $386,000
Managing Director                   93,841 shares of Series C
                                    Convertible Preferred Stock

Tax ID Number: 043-171-204

Nominee:  NORTHMAN & CO.

Bank:  State Street Bank & Trust Company
        One Enterprise Drive
        Solomon Willard Building, 4A
        North Quincy, MA  02171

ABA Routing Number:      0110-00028

Account Number:  I510 DDA 34758649
                    for Master Trust/State Street
                    Boston, MA  02101
                    BNF: ICI Americas

Physical Delivery                    State Street Bank & Trust Company
Via Federal Express:                 225 Franklin Street
                                     Incoming Securities, Courthouse
                                     Level
                                     Boston, MA  02101
                                     Attn: David Kay
                                     Account Name: ICI Americas
                                     Acct.# I510

The foregoing Agreement is hereby accepted as of the date first above written.

DECLARATION OF TRUST
FOR DEFINED BENEFIT PLANS
OF ZENECA HOLDINGS INC.

c/o Pecks Management Partners Ltd.
One Rockefeller Plaza
New York, New York  10020
Attention:  Robert J. Cresci

By:   Pecks Management Partners Ltd.,
Its Investment Adviser

By:                                 Principal Amount of New Senior
Robert J. Cresci                    Subordinated Notes: $267,000
Managing Director                   64,718 shares of Series C
                                    Convertible Preferred Stock

Tax ID Number: 042-809861

Nominee:  FUELSHIP & COMPANY

Bank:    State Street Bank & Trust Company
         One Enterprise Drive
         Solomon Willard Building, 4A
         North Quincy, MA  02171

ABA Routing Number:  0110-00028

Account Number:      JG10 DDA 34758508
                     for Master Trust/State Street
                     Boston, MA  02101
                     BNF: Zeneca Holdings

Physical Delivery
Via Federal Express:                State Street Bank & Trust Company
                                    225 Franklin Street
                                    Incoming Securities, Courthouse
                                    Level
                                    Boston, MA  02101
                                    Attn: David Kay
                                    Account Name: Zeneca Holdings
                                    Acct.# JG10

The foregoing Agreement is hereby accepted as of the date first above written.

DELAWARE STATE EMPLOYEES'
RETIREMENT FUND

c/o Pecks Management Partners Ltd.
One Rockefeller Plaza
New York, New York  10020
Attention:  Robert J. Cresci

By:   Pecks Management Partners Ltd.,
Its Investment Adviser

By:                                 Principal Amount of New Senior
Robert J. Cresci                    Subordinated Notes: $1,347,000
Managing Director                   326,823 shares of Series C
                                    Convertible Preferred Stock

Tax ID Number: 516-00-0279

Nominee:  NAP & COMPANY

Bank:     Mercantile Safe Deposit & Trust Company
         2 Hopkins Plaza
         Baltimore, MD  21201
         Attn:  Isabelle Corbett

ABA Routing Number:  052-000618

Account Number:  214380-8 for State of Delaware account.

Physical Delivery:                  Chemical Bank
                                    A/C State Street Bank and Trust
                                    Company
                                    4 New York Plaza
                                    Ground Floor/Receive Window
                                    New York, New York
                                    Account: Mercantile - Safe
                                    Deposit & Trust
                                    Acct.# QJ25